UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2009
Hiland Holdings GP, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-33018	76-0828238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement
     On November 23, 2009, Hiland Holdings GP, LP (the “Partnership”) delivered a promissory note (the “Note”) to Coppermark Bank in the face amount of $5 million and entered into a related loan agreement with Coppermark Bank (the “Loan Agreement”). The borrowings under the Note are secured by all of the Partnership’s ownership interests in Hiland Partners, LP and its general partner, other than the 2% general partner interest and the incentive distribution rights. The Note matures on April 2, 2010, at which time all outstanding amounts thereunder become due and payable.
     Indebtedness under the Note bears interest at the prime rate plus 1% per annum, but in no event less than 5% per annum, to be adjusted as changes occur in the prime rate. Accrued and unpaid interest on outstanding indebtedness is payable monthly.
     The Loan Agreement provides that proceeds thereunder may be used for the repayment of the Partnership’s outstanding debt, for attorney and professional fees and other general operating expenses of the Partnership.
     The Loan Agreement, the Note and the related pledge and security agreement between the Partnership and Coppermark Bank, dated November 23, 2009 (the “Pledge Agreement”), contain several covenants that limit, among other things, subject to certain exceptions, the Partnership’s ability to grant liens, enter into agreements restricting the Partnership’s ability to grant liens on the Partnership’s assets or pledge the Partnership’s assets, make certain acquisitions and investments or enter into a merger, consolidation or sale of assets.
     This descriptions of the Loan Agreement, Note and Pledge Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Loan Agreement, Note and Pledge Agreement, which are attached as exhibits hereto.
     Item 1.02. Termination of a Material Definitive Agreement
     On November 23, 2009, in connection with the entry into the Loan Agreement described above in Item 1.01, the Partnership repaid all outstanding borrowings under its First Amended and Restated Senior Secured Credit Agreement, dated as of August 7, 2009, between the Partnership and The Security National Bank of Enid, and terminated that credit facility.
     Also on November 23, 2009, in connection with the entry into the Loan Agreement, the Partnership cancelled the term promissory note issued on November 3, 2009 to Harold Hamm in the principal amount of $1.5 million.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     The information set forth under Item 1.01 is incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated as of November 23, 2009, by and between Hiland Holdings GP, LP and Coppermark Bank.

10.2	$5 Million Promissory Note, dated as of November 23, 2009, between Hiland Holdings GP, LP and Coppermark Bank.

10.3	Pledge and Security Agreement, dated as of November 23, 2009, by and between Hiland Holdings GP, LP and Coppermark Bank.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND HOLDINGS GP, LP
By:	Hiland Partners GP Holdings, LLC,
its General Partner

By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President— Finance and Secretary

November 25, 2009